Exhibit 99.1

NEON SYSTEMS ANNOUNCES CLOSING OF INNERACCESS ACQUISITION

SUGAR LAND, TX. – (July 15, 2004) - NEON® Systems, Inc. (Nasdaq: NEON), a leader in enterprise-class mainframe integration, today announced that it has closed its acquisition of InnerAccess Technologies Inc., a privately-held mainframe integration software company based in Toronto, Ontario with development resources in Quebec City, Quebec, effective as of July 14, 2004.  The two companies announced on June 1, 2004, that they had entered into a definitive agreement for NEON Systems to acquire InnerAccess Technologies.  In the acquisition, Neon Systems paid $2.4 million and issued 407,123 shares of its common stock to the shareholders of InnerAccess in exchange for all of the capital stock of InnerAccess.  In connection with the acquisition, Jean-Daniel Begin, the President and CEO of InnerAccess, will join NEON Systems’ executive management team as its Vice President of Product Management.

The acquisition reinforces NEON’s position among the mainframe integration market leaders, enabling the company to provide customers with a single, unified platform for mainframe integration supporting both modern Service-Oriented Architectures and emerging Event-Driven Architectures. NEON’s expanded, integrated product portfolio provides customers with a greater opportunity to lower total cost of ownership and reduce the risk associated with maintaining numerous point integration solutions.

ABOUT NEON SYSTEMS

 NEON Systems, Inc. (Nasdaq: NEON) is a leading provider of enterprise-class mainframe integration solutions, delivering a unified mainframe integration platform to support the entire range of requirements for modern Service-Oriented Architectures (SOA) and emerging Event-Driven Architectures (EDA).  NEON’s Shadow technology is designed to reduce the complexity of mainframe integration allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. With decades of mainframe expertise, NEON is uniquely qualified to reduce the risk organizations face when supporting new business initiatives that integrate with mainframe systems. For more information on the future of mainframe integration, see our website at www.neonsys.com.

ABOUT INNERACCESS TECHNOLOGIES

InnerAccess Technologies Inc., a leader in the mainframe z/OS software market since 1985, provided the first one-step configuration solution for mainframe web services. The z/Services brand of products provides mainframe-based solutions to expose legacy applications including CICS, IMS, and CA-IDMS transactions as Web Services or Components.

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The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow Connect, Shadow Event Publisher are trademarks of NEON Systems, Inc. in the USA and in other select countries.  All other trademarks, service marks and product or service names are the property of their respective owners.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements regarding, among other things, potential gain on sales of assets and improvement of overall productivity of operations, are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.